STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Filing Acknowledgement

March 7, 2007

Job Number	**Corporation Number**	
C20070307-2644	E0783122005-9	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Stock Split	20070164325-40	March 7, 2007 02:40:10 PM

Corporation Name	**Resident Agent**
MONTAGU RESOURCES CORP.	CORPORATION TRUST COMPANY OF NEVADA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

Filed in the office of	Document Number 20070164325-40
[signature] Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/07/2007 2:40 PM
	Entity Number E0783122005-9

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

MONTAGU RESOURCES CORP.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

100,000,000 Common Shares with a par value of $0.00001
100,000,000 Preferred Shares with a par value of $0.00001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

2,500,000,000 Common Shares with a par value of $0.00001
100,000,000 Preferred Shares with a par value of $0.00001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The Corporation shall issue twenty five (25) shares of common stock for every one (1) share of the common stock issued and outstanding immediately prior to the effective date of the forward stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares shall be issued

7. Effective date of filing (optional): 3/15/07

(must not be later than 90 days after the certificate is filed)

8. Officer Signature: X [signature] CEO
Signature Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.